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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 2, 2003, except as to Note B as to which the date is January 22, 2004, in the Registration Statement (Form S-4) and related Prospectus of Richardson Electronics, Ltd. for the registration of Offer to Exchange Convertible Senior Subordinated Notes due 2011 for all outstanding 7 1/4% Convertible Subordinated Debentures due 2006 and 8 1/4% Convertible Senior Subordinated Debentures due 2006.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
March 12, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS